UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: August 24, 2011

(Date of earliest event reported)

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida		34677
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (813) 749-2100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On August 24, 2011, the Board of Directors of Cryo-Cell International, Inc. (the “Company”) approved amendments to each of the (i) Employment Agreement with Mercedes Walton, dated August 15, 2005 (as previously amended on July 16, 2007 and July 18, 2008), (ii) Employment Agreement with Jill Taymans, dated November 1, 2005 (as previously amended on July 18, 2008) and (iii) Employment Agreement with Julie Allickson, dated April 1, 2007 (collectively, the “Employment Agreements”).

The amendment to Ms. Walton’s Employment Agreement (the “Walton Amendment”) has two purposes. First, the Walton Amendment revises the definition of “Disability” to comply with the definition of “disability” in Section 409A of the Internal Revenue Code of 1986 (the “Code”). Second, the Walton Amendment incorporates a six month delay for severance paid prior to a change of control. Ms. Walton’s Employment Agreement was previously amended to provide for a six month delay for severance following a change in control.

The amendment to Ms. Taymans’ Employment Agreement (the “Taymans Amendment”) and the amendment to Ms. Allickson’s Employment Agreement (the “Allickson Amendment”, and, together with the Walton Amendment and the Taymans Amendment, the “Amendments”) provide for a six month delay for severance paid after a change in control for both Executives. The Allickson Amendment also provides for a six month delay for severance paid prior to a change in control. In addition, the Taymans Amendment and the Allickson Amendment recognize that each of Ms. Taymans’ and Ms. Allickson’s Employment Agreements intend to comply with Section 409A of the Code and will be administered consistent with that intent.

Under each of the Employment Agreements, a Change in Control would occur if, among other things, individuals who, as of the date of the respective Employment Agreement, constitute the Board of Directors (the “Board”), or whose replacement was approved by a vote of at least a majority of the Board, cease for any reason to constitute at least a majority of the Board. As previously disclosed, David Portnoy has nominated five individuals for election to the Company’s Board at the Company’s 2011 annual meeting of shareholders. If Mr. Portnoy is successful in electing three or more directors at the 2011 annual meeting, a Change in Control would occur under each of the Employment Agreements. As a result, Ms. Walton would be entitled to terminate her employment agreement and receive total severance of approximately $900,000 plus up to $50,000 of outplacement benefits, and if Ms. Taymans’ or Ms. Allickson’s employment with the Company were terminated following a Change of Control, they would be entitled to receive total severance of approximately $300,000 and $220,000, respectively. In addition, the Company would be required to pay any legal expenses incurred by Ms. Walton, Ms. Taymans or Ms. Allickson to enforce their rights under their respective Employment Agreements. On August 24, 2011, the Board of Directors of the Company approved funding a trust to escrow the amounts that may become payable to Ms. Walton, Ms. Taymans and Ms. Allickson under their respective Employment Agreements as a result of a Change in Control.

Descriptions of the Employment Agreements were previously reported in the Company’s Current Reports on Form 8-K, which were filed with the Commission on August 15, 2005, November 1, 2005 and April 19, 2007, and in the Company’s Annual Reports on Form 10-K, which were filed with the Commission for the periods ending November 30, 2008, November 30, 2009 and November 30, 2010, and are hereby incorporated by reference.

The foregoing descriptions of the Amendments are summaries and are qualified in their entirety by reference to the Amendments attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which exhibits are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Amendment Agreement between the Company and Mercedes Walton, dated August 24, 2011

10.2	Amendment Agreement between the Company and Jill Taymans, dated August 24, 2011

10.3	Amendment Agreement between the Company and Julie Allickson, dated August 25, 2011

10.4	Grantor Trust Agreement between the Company and Wachovia Bank, National Association, dated July 16, 2007

10.5	First Amendment to Grantor Trust Agreement between the Company and Wells Fargo Bank, National Association (as successor to Wachovia Bank, National Association), dated August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC. (REGISTRANT)

By:	/s/ Jill Taymans
Jill M. Taymans Vice President, Finance, and Chief Financial Officer

Date: August 24, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment Agreement between the Company and Mercedes Walton, dated August 24, 2011

10.2	Amendment Agreement between the Company and Jill Taymans, dated August 24, 2011

10.3	Amendment Agreement between the Company and Julie Allickson, dated August 25, 2011

10.4	Grantor Trust Agreement between the Company and Wachovia Bank, National Association, dated July 16, 2007

10.5	First Amendment to Grantor Trust Agreement between the Company and Wells Fargo Bank, National Association (as successor to Wachovia Bank, National Association), dated August 25, 2011